                               AMENDMENT NUMBER 1
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT


         WHEREAS, Advantus Capital Management, Inc. (the "Adviser") and Credit Suisse Asset Management, LLC (the "Sub-Adviser") are parties to an Investment Sub-Advisory Agreement dated May 1, 2000 (the "Agreement") regarding sub-advisory services provided by the Sub-Adviser for the Advantus Enterprise Fund, Inc. (the "Fund"); and

         WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement:

         NOW, THEREFORE, for good and valuable consideration, the Adviser and the Sub-Adviser hereby agree as follows:

         1. Effective April 1, 2001 through June 30, 2001, the fee schedule set forth in section 4 is amended and restated as follows:

              ASSETS*                                                  FEE
              -------                                                  ---
              Total assets between $0 and $425 million                 0.65%
              Total assets between $425 million and $925 million       0.60%
              Total assets between $925 million and $1.925 billion     0.50%
              On all assets in excess of $1.925 billion                0.45%, and

         2. Effective July 1, 2001 through March 31, 2003, the fee schedule set forth in section 4 is amended and restated as follows:

              ASSETS*                                                  FEE
              -------                                                  ---
              Total assets between $0 and $425 million                 0.65%
              Total assets between $425 and $675 million               0.60%
              Total assets between $675 million and $925 million       0.55%
              Total assets between $925 million and $1.925 billion     0.50%
              On all assets in excess of $1.925 billion                0.45%, and

         3. Effective April 1, 2003, the fee schedule set forth in section 4 is amended and restated as follows:

              ASSETS*                                                  FEE
              -------                                                  ---
              Total assets between $0 and $500 million                 0.65%
              Total assets between $500 million and $750 million       0.60%
              Total assets between $750 million and $1 billion         0.55%
              Total assets between $1 billion and $2 billion           0.50%
              On all assets in excess of $2 billion                    0.45%

          * The term "assets" for purposes of the above schedule shall include all assets advised or sub-advised by the Sub-Adviser for the Adviser or its affiliates, in addition to those assets of the Portfolio. The aggregation of assets for purposes of the breakpoints shall be calculated quarterly based upon the aggregate assets on March 31st, June 30th, September 30th and December 31st of each calendar year (or portion thereof) that this Agreement is effective, with the fee rate determined on each such date being applicable to the following period and applied to all assets back to the first dollar in the Portfolio.

         4. The address of the Sub-Adviser as set forth in section 6(g) of the Agreement is amended and restated as follows:

              466 Lexington Avenue
              New York, New York 10017
              (Attention:  General Counsel)

         5. Except as set forth herein, all provisions of the Agreement shall remain in full force and effect.

         6. Adviser hereby warrants and represents that the foregoing amendments have been approved in full compliance with the Investment Company Act of 1940, as amended and as interpreted by the staff of the Securities and Exchange Commission (including the no-action letter to Invesco, publicly available August 5, 1997), and the rules thereunder, and that the notice provisions and all other requirements of such Act and any other applicable law have been complied with in all respects.

         7. This Amendment Number 1 shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the choice of law or conflicts of law provisions thereof.


          ADVANTUS CAPITAL                            CREDIT SUISSE
          MANAGEMENT, INC.                        ASSET MANAGEMENT, LLC

By:                                    By:
      ------------------------------         -----------------------------------

      ------------------------------         -----------------------------------
          (PRINTED OR TYPED NAME)                 (PRINTED OR TYPED NAME)
Title:                                 Title:
      ------------------------------         -----------------------------------


Dated as of this __________________ day of October, 2001.